Exhibit 10.2

July 25, 2013

Mr. Alain Karaoglan

[Home Address]

Dear Alain,

Reference is made to the Offer Letter (the “Offer Letter”), dated April 5, 2011, setting forth certain terms and conditions of your employment with ING U.S., Inc. (the “Company”) and /or one or more of its subsidiaries (as such terms and conditions may be modified from time to time by mutual agreement of you and the Company).

The provisions of the Offer Letter set forth under the heading “Transaction Incentive Award” and in Annex A thereto are hereby amended and restated as follows, with retroactive effect from the original date of the Offer Letter. No other terms and conditions of Offer Letter are affected hereby.

[Amended and Restated Language Commences Here]

Transaction Incentive Award: You will be eligible to receive a transaction incentive award in the aggregate amount of $2,000,000 (the “Transaction Incentive Award”), contingent upon successful completion of an IPO or a Sale (as defined below) of the Company, provided that you are still employed with the Company upon completion of such IPO or Sale, as the case may be, at each applicable payment and settlement date, as described below. The Transaction Incentive Award will be payable at the times and in the forms set forth below, unless applicable law or regulation requires payment in a different form or at a different time. In no event shall the aggregate Transaction Incentive Award when measured by reference to cash and stock granted, exceed a total of $2,000,000.

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IPO: Upon completion of an IPO and provided you are still employed by the Company upon the IPO (i.e., listing of the first tranche of the common stock of the Company or, if applicable, the company whose common stock has been listed in the IPO (the “Listed Company”)), your Transaction Incentive Award will be payable as follows: (a) you will receive a lump sum taxable cash payment in the amount of $666,667 as soon as practicable following the IPO, but in no event later than 30 business days thereafter; and (b) as soon as practicable following the IPO, you will receive an award of restricted common stock of the Listed Company in the amount of $1,333,333 (based on the IPO price of the common stock of the Listed Company) (your “RSA”), which shall vest as follows, provided that you are still employed by the Company on the applicable vesting date:

Retirement - Investments - Insurance

A.

Prior to December 31, 2016. If, following completion of an IPO but before December 31, 2016, the Listed Company completes an additional public offering of common stock owned by the Group (or the Group otherwise disposes of such common stock), a number of shares underlying the RSA shall vest as of the date of completion of such additional public offering (or disposition) equal to (I) the total number of shares underlying the original RSA multiplied by (II) the percentage of the Post-IPO Shares sold in such additional public offering (or disposition). The “Post-IPO Shares” are the shares of common stock of the Listed Company held by the Group immediately after the IPO. For the avoidance of doubt, multiple vesting dates may occur under this paragraph if multiple additional public offerings or other dispositions of Post-IPO Shares occur prior to December 31, 2016.

B.

On December 31, 2016. If, as of December 31, 2016, all of the shares underlying the RSA have not vested pursuant to clause (A) above, and the Group owns less than 50% of the shares of common stock of the Listed Company which it held immediately prior to the IPO (such number of pre-IPO shares, the “Pre-IPO Shares”), an additional number of shares underlying the RSA shall vest as of that date equal to (I) 50% multiplied by (II) the number of shares underlying the RSA that had not vested pursuant to clause (A) prior to December 31, 2016. If, on the other hand, as of December 31, 2016, the Group continues to own 50% or more of the Pre-IPO Shares, no additional shares shall vest. Notwithstanding the foregoing, if after application of the preceding provisions of this clause (B) the aggregate number of shares underlying the RSA which have vested pursuant clause (A) and such provisions of clause (B) is less than the quantity determined by multiplying (i) the number of shares underlying the RSA by (ii) a fraction, the numerator of which is the amount by which the percentage of the Pre-IPO Shares no longer owned by the Group as of December 31, 2016 exceeds 33.33%, and the denominator of which is 66.67% (such quantity being the “Minimum RSA Shares”), an additional number of shares underlying the RSA shall vest as of December 31, 2016 so that the total number of shares which have vested is not less than the Minimum RSA Shares. All unvested shares underlying the RSA that have not vested pursuant to this clause (B) or the foregoing clause (A) by December 31, 2016 shall be forfeited. (Examples of hypothetical calculations are provided in Annex A.)

In the event of your termination without Cause, termination for Good Reason, death or Disability (as defined below) following an IPO but prior to a relevant payment or vesting date, any unpaid portion of the Transaction Incentive Award will immediately vest and be paid, unless applicable law or regulation requires payment in a different form or at a different time. Except as provided in this Agreement, the restricted stock award described above will be subject to the terms of the equity plan for executive officers of the Listed Company in effect at the time of the IPO and to the terms of your award agreement under it.

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Sale: Upon completion of a Sale and provided you are still employed by the Company upon such Sale, your Transaction Incentive Award will be payable as follows: (a) you will receive a lump sum cash payment in the amount of $666,667 upon closing of the Sale; and (b) a lump sum cash payment in the amount of $1,333,333 on the first anniversary of the closing of the Sale, unless the buyer elects to pay such amount in the form of a full-value equity-based award payable in stock on the first anniversary of the closing of the Sale and provided in either case that you are still employed by the Company as of the first anniversary of the Sale. A “Sale” shall mean a transaction or series of transactions (none of which is an IPO) whereby (x) the Group no longer owns more than 50% of the voting securities of the Company or (y) all or substantially all of the assets of the Company are sold.

In the event of your termination without Cause, termination for Good Reason, Death or Disability following a Sale but prior to a relevant payment date, any unpaid portion of the Transaction Incentive Award will immediately vest and be paid within thirty (30) days thereafter, unless applicable law or regulation requires payment in a different form or at a different time. For purposes of this Agreement, a “Sale” shall mean a transaction or series of transactions (none of which is an IPO) whereby (x) the Group no longer owns more than 50% of the voting securities of the Company or (y) all or substantially all of the assets of the Company are sold.

ANNEX A

Assumptions:

•	No change in the number of shares of Listed Company common stock at any relevant time

•	References to vesting of a certain portion of the RSA by dollar value mean the dollar value of the shares that vest based on the original grant date value

Example 1

Event IPO: Group sells 25% of its Pre-IPO Shares.	Effect on Transaction Incentive Award $666,667 in cash payable. $1,333,333 in restricted stock (by grant date value based on IPO price) granted.

Follow-On Offering Prior to December 31, 2016: Group sells an additional 20% of Pre-IPO Shares.	20%/75%*$1,333,333 = $355,555 of RSA vests.

December 31, 2016	Group has sold less than 50% of Pre-IPO Shares, so no additional vesting on this basis.

Minimum RSA Shares Check	(45%-33.33%)/66.67% = 17.5%. 17.5%*$1,333,333 - $233,333. More than this has already vested, so no additional vesting on this basis.

Example 2

Event IPO: Group sells 45% of its Pre-IPO Shares.	Effect on Transaction Incentive Award $666,667 in cash payable. $1,333,333 in restricted stock (by grant date value based on IPO price) granted.

Follow-On Offering Prior to December 31, 2016: None.	N/A

December 31, 2016	Group has sold less than 50% of Pre-IPO Shares, so no additional vesting on this basis.

Minimum RSA Shares Check	(45%-33.33%)/66.67% = 17.5%. 17.5%*$1,333,333 - $233,333. This amount has not previously vested, so it vests as of December 31, 2016.

Example 3

Event IPO: Group sells 30% of its Pre-IPO Shares.	Effect on Transaction Incentive Award $666,667 in cash payable. $1,333,333 in restricted stock (by grant date value based on IPO price) granted.

Follow-On Offering Prior to December 31, 2016: Group sells an additional 35% of Pre-IPO Shares.	33%/70%*$1,333,333 = $666,667 of RSA vests.

December 31, 2016	Group has sold more than 50% of Pre-IPO Shares. $666,666 of RSA has not previously vested. Therefore 50%*$666,666 = $333,333 of RSA vests as of December 31, 2016.

Minimum RSA Shares Check	(65%-33.33%)/66.67% = 47.5%. 47.5%*$1,333,333 - $633,333. More than this has already vested, so no additional vesting on this basis.

[Amended and Restated Language Ends Here]

Please indicate your acceptance by signing below and returning one signed original to me at the address above. Please contact me directly if you have any questions.

Sincerely,

/s/ Rodney O. Martin, Jr.

Rodney O. Martin, Jr. Chairman of the Board and Chief Executive Officer

Agreed to by:

/s/ Alain M. Karaoglan
Alain M. Karaoglan